Exhibit 10.3

BioLargo, Inc.

2021 Engagement Extension Agreement

This Engagement Extension Agreement (the “Extension”) references the Engagement Agreement and Scope Letter dated February 1, 2008 (“2008 Agreement”) by and between CFO 911 (Charles K. Dargan II) (the “Advisor)” and BioLargo, Inc. (the “Company”), and written extensions to the Agreement (the “Prior Extensions”), pursuant to which Charles K. Dargan II has been serving as the Company’s Chief Financial Officer. The parties desire to extend the terms of the prior agreements for a period of one year, pursuant to the terms of this Extension. The 2008 Agreement, the Prior Extensions and this Extension are collectively referred to herein as the “Agreement”.

Except as expressly amended or modified herein, all terms and conditions set forth in the 2008 Agreement and Prior Extensions are incorporated herein by this reference and continue to be in full force and effect. The parties acknowledge and confirm that Mr. Dargan has been serving as the Company’s Chief Financial Officer since February 1, 2008, and that he continues to do so through today’s date. The prior extension expired on January 31, 2021. The Advisor and the Company hereby agree to extend the Term of the engagement as set forth in the 2008 Agreement for one year, to expire January 31, 2022 (the “Extended Term”). Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days’ written notice. At the end of the Extended Term, unless this Agreement has been terminated, Advisor shall continue to serve as the Company’s Chief Financial Officer until new terms are agreed upon, or until one of the parties gives notice to terminate the relationship.

During the Extended Term, the Advisor shall receive the compensation as set forth in this Extension. The Company shall issue to Charles K. Dargan II an option (the “Option”) to purchase 25,000 shares of the Company’s common stock for each month during the Extended Term (thus, an option to purchase 300,000 shares, representing 12 months). The Option shall vest over the period of the Extended Term, with 25,000 shares having vested as of March 18, 2021, and the remaining shares to vest 25,000 shares monthly beginning March 31, 2021, and each month thereafter, so long as this Agreement is in full force and effect. The Option shall be exercisable at the closing price of the Company’s common stock as of the date signed by Advisor below (the “Grant Date”), and shall expire ten years from the grant date. The Option shall be issued pursuant to the Company’s 2018 Equity Incentive Plan.

AGREED TO AND ACCEPTED AS OF THE DATE LAST SIGNED BELOW

CFO 911	BioLargo, Inc.
18851 NE 29TH Avenue, Suite 700	14921 Chestnut Street
Aventura, FL 33180	Westminster, CA 92683

By:	By:
Name: Mr. Charles K. Dargan II	Name: Mr. Dennis P. Calvert
Title: Chief Executive Officer	Title: President/CEO
Date signed: ______________	Date signed: _____________
Stock price on date signed: ______